Exhibit 10.30

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of October 31, 2007, is among GAINSCO, INC., a Texas corporation (“Borrower”), each other Obligor, and THE FROST NATIONAL BANK, a national banking association (“Lender”).

RECITALS:

Borrower and Lender have previously entered into the Credit Agreement dated as of September 30, 2005 (such agreement, together with all amendments and restatements, the “Credit Agreement”).

Borrower, MGA Insurance Company, Inc. and Montpelier Re U.S. Holdings Ltd. have entered into the Stock Purchase Agreement dated as of August 13, 2007, pursuant to which Borrower will sell to Montpelier Re U.S. Holdings Ltd. all of the capital stock of GAICA. In connection with such sale, Borrower has requested amendments to certain provisions of the Credit Agreement to reflect such sale, the release of the security interest in the capital stock of GAICA and the grant of a security interest in the capital stock of MGA Insurance Company, Inc.

Lender has agreed to amend the Credit Agreement, subject to the terms of this Second Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. All capitalized terms not otherwise defined herein have the same meaning as in the Credit Agreement.

ARTICLE II

Amendments to Credit Agreement

2.1 Amendments to Credit Agreement Section 1.1.

(a)	Section 1.1 is amended by adding the following in alphabetical order:

“GAICA Ancillary Agreements” means (a) the Administration Agreement dated as of October 31, 2007, between GAICA and MGA, (b) the Liability Assumption Agreement dated as of October 31, 2007, between GAICA and MGA, (c) the 100% Quota Share Reinsurance Agreement dated as of October 31, 2007, between MGA and GAICA, (d) the Reinsurance Trust Agreement dated as of October 31, 2007, among MGA, GAICA and Bank of Oklahoma, N.A., as Trustee, (e) the GAICA Guaranty and

(f) the Transfer and Assignment Agreement dated as of October 31, 2007, between GAICA and MGA, without giving effect to any amendment to or restatement of any of such agreements after the date thereof.

“GAICA Guaranty” means the Guaranty Agreement dated as of October 31, 2007, made by Borrower in favor of GAICA, without giving effect to any amendment to a restatement thereof after the date thereof.

“GAICA Purchase Agreement” means the Stock Purchase Agreement dated as of August 13, 2007, among Borrower, MGA, and Montpelier, together with all amendments and restatements.

“MGA” means MGA Insurance Company, Inc., a Texas insurance corporation.

“Montpelier” means Montpelier Re U.S. Holdings Ltd., a Delaware corporation.

“Sale Date” means the date on which Borrower and MGA convey all capital stock of GAICA to Montpelier pursuant to the GAICA Purchase Agreement and Borrower and MGA receive from Montpelier the Purchase Price (as defined in the GAICA Purchase Agreement).

2.2 Amendment to Section 6.1. Section 6.1 is deleted in its entirety and the following is substituted in lieu thereof:

6.1 Total Adjusted Capital. (a) Prior to the Sale Date, Borrower shall not permit Total Adjusted Capital of GAICA to be less than the greater of (i) $40,000,000 and (ii) the amount required for the Risk-Based Capital Ratio of GAICA to equal (A) prior to the Reset Date, 275%, or (B) from and after the Reset Date, 250%, as at the last day of any fiscal quarter of GAICA.

(b) On and after the Sale Date, Borrower shall not permit Total Adjusted Capital of MGA to be less than the greater of (i) $40,000,000 and (ii) the amount required for the Risk-Based Capital Ratio of MGA to equal (A) prior to the Reset Date, 275%, or (B) from and after the Reset Date, 250%, as at the last day of any fiscal quarter of MGA.

2.3 Amendment to Section 6.5. The text of Section 6.5 is deleted in its entirety and the following is substituted in lieu thereof:

6.5 Dividends. Borrower shall not declare, pay or otherwise be liable for the payment of any Dividends.

2.4 Amendment to Section 6.6. Section 6.6 is amended by adding (a) “(a)” after “except” and (b) “, and (b) Contingent Obligations of Borrower pursuant to the GAICA Guaranty and other GAICA Ancillary Agreements” before the period.

2.5 Amendment to Section 6.11. Section 6.11 is amended by deleting “GAICA” and substituting “MGA” in lieu thereof.

2.6 Amendment to Section 6.18. Section 6.18 is deleted in its entirety and the following is substituted in lieu thereof:

6.18 Use of Proceeds. Borrower shall not use the proceeds of any Advance Loan for any purpose other than to provide working capital to Borrower.

2.7 Amendment to Section 8.1. Section 8.1(1) is amended by deleting “(other than as permitted by Section 6.5).”

2.8 Amendment to Exhibit E. Exhibit E. (Form of Compliance Certificate) is deleted in its entirety and a new Exhibit E, in the form of Exhibit E hereto, is substituted in lieu thereof.

ARTICLE III

Waivers

3.1 Waiver of Section 6.9. Section 6.9 prohibits Borrower or any Subsidiary from making a Disposition of any of its assets, except as permitted by Section 6.9. Pursuant to the GAICA Purchase Agreement, Borrower will sell all capital stock of GAICA, which sale is not permitted by Section 6.9.

Subject to the effectiveness of this Second Amendment, Lender waives the provisions of Section 6.9 with respect to the sale of capital stock of GAICA pursuant to the GAICA Purchase Agreement (as the GAICA Purchase Agreement exists on the date of this Second Amendment).

3.2 Waiver of Section 6.15. Section 6.15 prohibits Borrower and any Subsidiary from engaging in a transaction with their respective Affiliates, except at arm’s length and in the ordinary course of business. Borrower and MGA have entered into the GAICA Purchase Agreements and GAICA Ancillary Agreements, which agreements are not in the ordinary course of business of Borrower or MGA.

Subject to the effectiveness of this Second Amendment, Lender waives the provisions Section 6.15 with respect to Borrower and MGA entering into and performing their respective obligations pursuant to the GAICA Purchase Agreement and GAICA Ancillary Agreements (as such agreements exist on the date of this Second Amendment).

3.3 General Waiver. Subject to the effectiveness of this Second Amendment and the occurrence of the transactions described in and subject to the GAICA Purchase Agreement in accordance with the terms of the GAICA Purchase Agreement (as the GAICA Purchase Agreement exists on the date of this Second Amendment), Lender waives any breach of the Credit Agreement resulting from Borrower’s execution and performance of the GAICA Purchase Agreement.

ARTICLE IV

Conditions Precedent

4.1 Conditions. This Second Amendment shall be effective upon the satisfaction of the following conditions precedent:

(a) Documents. Lender shall have received all of the following, each dated (unless otherwise indicated) the date of this Second Amendment, and the following shall have occurred, in form and substance satisfactory to Lender:

(i) This Second Amendment executed by Borrower, each other Obligor and Lender.

(ii) A certificate of officers acceptable to Lender of MGA certifying as to (A) the incumbency of the officers signing such certificate and the Loan Documents to which it is a party, (B) an original certified copy of its Certificate of Formation, Articles of Incorporation or Certificate of Incorporation, as applicable, certified as true, complete and correct by the appropriate authority of its state of incorporation (certified as of a date acceptable to Lender), and (C) a copy of its By-Laws, as in effect on the date of such certificate.

(iii) Searches of the Uniform Commercial Code, Tax lien, Lien and other records as Lender may require.

(iv) A certificate of an officer acceptable to Lender of Borrower certifying as to the completeness and correctness of an attached copy of the GAICA Purchase Agreement and all exhibits and schedules thereto.

(v) In form and substance satisfactory to Lender and Special Counsel, such other documents, instruments and certificates as Lender may reasonably require.

(b) No Default. No Default or Event of Default shall exist.

(c) Representations and Warranties.

(i) All of the representations and warranties contained in Article VII of the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct on and as of the date of this Second Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(ii) All of the representations and warranties contained in Article VII shall be true and correct, both before and after giving effect to this Second Amendment.

4.2 Expenses of Lender. As provided in the Credit Agreement, Borrower shall pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Second Amendment and the other Loan Documents executed pursuant hereto, including without limitation the reasonable fees and expenses of Lender’s legal counsel.

ARTICLE V

Conditions Subsequent

5.1 Sale Date Deliveries.

(a) Borrower Deliveries. On the Sale Date, Borrower shall deliver to Lender the following (in form and substance satisfactory to Lender):

(i) The duly executed and completed (A) First Amendment to the Pledge Agreement of Borrower, dated as of the Sale Date, granting to Lender a first priority Lien in the Collateral set forth therein, together with stock certificates evidencing all of the equity interest of MGA (which certificates shall not contain any restriction on transfer or similar legend unacceptable to Lender), (B) undated, blank stock powers executed by Borrower (with signatures guaranteed as required by Lender), and (C) confirmations of all Liens in all equity interest of MGA.

(ii) Evidence that all restrictions on transfer of any interest in any equity of MGA contained in any organization, governance, voting rights, warrant, option or similar agreement related to MGA are waived or modified in form and substance satisfactory to Lender.

(b) Lender Deliveries. On the Sale Date and after Lender’s receipt of the documents described in Section 5.1(b), Lender shall deliver to Borrower (or, if instructed in writing by Borrower, to Montpelier) each of the stock certificates and stock powers described on Schedule 1 (the receipt of which shall be acknowledged by Borrower) and shall transmit for filing a UCC financing statement amendment in the form of Exhibit F.

5.2 GAICA Purchase Agreement. Not later than three Business Days after the Sale Date, Borrower shall deliver to Lender (a) copies of the executed GAIC Ancillary Agreements, certified by an officer of Borrower to be complete and current, (b) a calculation of the Purchase Price (as defined in the GAIC Purchase Agreement) actually received by Borrower, and (c) evidence satisfactory to Lender that such Purchase Price has been contributed to paid-in surplus of MGA.

5.3 Purchase Price Adjustment. Borrower shall deliver to Lender (at the same time as delivered to Montpelier) notice of the determination of Final Fair Market Value (as defined in the GAICA Purchase Agreement), together with a calculation of the amount to be paid by or to Borrower pursuant to Section 2.5(b) of the GAICA Purchase Agreement. Borrower shall deliver to Lender a copy of any Dispute Notice (as defined in the GAICA Purchase Agreement), not later than three Business Days after Borrower’s receipt of such Dispute Notice.

ARTICLE VI

Ratification

6.1 Ratification. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor agrees that the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or subject shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

ARTICLE VII

Representations and Warranties

7.1 Representations and Warranties. Each Obligor hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Second Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligor and will not violate any organizational document of such Obligor, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) such Obligor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

ARTICLE VIII

Miscellaneous

8.1 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

8.2 Severability. The provisions of this Second Amendment are intended to be severable. If for any reason any provision of this Second Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

8.3 Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Second Amendment by signing any such counterpart.

8.4 INTEGRATION. THIS SECOND AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.5 GOVERNING LAW. THIS SECOND AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Executed as of the date first written above.

BORROWER:

GAINSCO, INC.

By:	/s/ Glenn W. Anderson
Glenn W. Anderson
President

OTHER OBLIGORS:

NATIONAL SPECIALTY LINES, INC.

By:	/s/ Glenn W. Anderson
Glenn W. Anderson
President

Signature Page to Second Amendment to Credit Agreement (Gainsco)

LENDER:	THE FROST NATIONAL BANK

	By:	/s/ Stephen S. Martin
	Print Name:	Stephen S. Martin
	Print Title:	Senior Vice President